                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Staar Surgical Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

May 1, 2000


To Our Stockholders:

     The 2000 Annual Meeting of Stockholders of STAAR Surgical Company (the "Company") will be held at 10:00 a.m. on Wednesday, May 31, 2000, at the FourPoints by Sheraton, formerly Wyndham Garden Hotel, located at 700 West Huntington Drive, Monrovia, California 91016.

     Enclosed is the Company's Annual Report for the fiscal year ending December 31, 1999, Notice of the Annual Meeting of Stockholders, Proxy Statement and Proxy Card. The enclosed Proxy Statement and Proxy Card contain details concerning the business to come before the meeting, including the election of two directors to fill the two three-year Class II director positions which expire at the 2000 Annual Meeting of Stockholders. You should note that the members of the Company's Board of Directors unanimously recommend a vote "FOR" the election of the director-nominees to serve as the two Class II directors on the Company's Board of Directors.

  If you are a record holder of the Company's Common Stock on April 14, 2000, you are eligible to vote with respect to this matter, either personally at the meeting or by proxy. It is important that your shares be voted, whether or not you plan to attend the meeting, to ensure the presence of a quorum. For that reason we request that you sign and return the Proxy Card now. A postage paid envelope is enclosed for your convenience in replying. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

We look forward to reviewing the activities of the Company with you at the meeting. We hope you can be with us.

                                         Sincerely,


                                         John R. Wolf

                                         President and Chairman of the Board

                             STAAR SURGICAL COMPANY
                               1911 Walker Avenue
                           Monrovia, California 91016

                            ------------------------

                    Notice of Annual Meeting of Stockholders
                            To Be Held May 31, 2000

                            ------------------------

To the Stockholders of STAAR Surgical Company:

          NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of STAAR Surgical Company, a Delaware corporation (the "Company"), will be held at 10:00 a.m. local time, on Wednesday, May 31, 2000, at the FourPoints by Sheraton, formerly Wyndham Garden Hotel, located at 700 West Huntington Drive, Monrovia, California 91016, to consider and to vote on the following matters as more fully described in the accompanying Proxy
Statement:

          1. To elect two directors to fill the two three-year Class II director positions on the Board of Directors of the Company which expire at the 2000 Annual Meeting of Stockholders, with such Class II directors to serve until the Annual Meeting of Stockholders to be held in the year 2003; and

          2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

          The Board of Directors has fixed the close of business on April 14, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

          All stockholders are cordially invited to attend the Annual Meeting in person. Your vote is important. Please fill in, date, sign and return the enclosed proxy in the return envelope furnished for that purpose as promptly as possible, whether or not you plan to attend the Annual Meeting. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented. If you return your proxy, you may nevertheless attend the Annual Meeting and vote your shares in person if you wish. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement.

                                       By Order of the Board of Directors


                                       John R. Wolf
                                       Chairman and President

Dated:  May 1, 2000

                             STAAR SURGICAL COMPANY
                               1911 Walker Avenue
                           Monrovia, California 91016

                            -----------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 31, 2000

                            -----------------------

                                VOTING AND PROXY

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of STAAR Surgical Company (the "Company") for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Wednesday, May 31, 2000, at the FourPoints by Sheraton, formerly Wyndham Garden, located at 700 West Huntington Drive, Monrovia, California 91016
(the "Annual Meeting"), and any adjournments thereof. When such proxy is properly executed, dated and returned, the shares it represents will be voted in accordance with any directions noted thereon. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspectors of Election, in conjunction with information received from the Company's transfer agent. The Inspectors of Election will also determine whether or not a quorum is present. Directors are elected by a plurality of the votes cast in the election. Pursuant to applicable state law, abstentions will have the same effect as a negative note, but will be counted as present for purposes of determining the existence of a quorum. If no specification is indicated, the shares will be voted "FOR" the election of the two director-nominees named on the proxy. Any holder of record giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a later dated proxy, or by voting at the meeting in person.

     At the close of business on April 14, 2000, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 14,728,316 shares of its Common Stock ("Common Stock"). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. Only stockholders of record at the close of business on April 14, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, or by mail or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this Proxy Statement and accompanying Proxy Card will be mailed on or shortly after May 1, 2000, to all stockholders entitled to vote at the Annual Meeting.

                     DESCRIPTION OF THE BOARD OF DIRECTORS

     The Certificate of Incorporation and the Bylaws of the Company divide the Board into three classes of directors, namely, Class I, Class II and Class III, with the number of directors in each class to be as nearly equal as possible, and with each class to be elected for a three-year term on a staggered basis. The Company's Bylaws permit the Board of Directors to fix the number of the authorized members of the Board of Directors from three to seven. At present, the Board of Directors consists of five members, of which one member serves as a Class I director, two members serve as Class II directors, and two members serve as Class III directors. Mr. William C. Huddleston presently serves in Class I, which is subject to re-election at the Annual Meeting of Stockholders to be held in the year 2002. Drs. Peter J. Utrata and Volker D. Anhaeusser presently serves in Class II which is subject to re-election at this Annual Meeting of Stockholders, and Messrs. John R. Wolf and Andrew F. Pollet presently serve in Class III, which is subject to re-election at the Annual Meeting of Stockholders to be held in the year 2001.

               BUSINESS EXPERIENCE OF CLASS II DIRECTOR NOMINEES

Peter J. Utrata, M.D., Class II Director Nominee

     Dr. Utrata has served as a director of the Company since December 1987.
Dr. Utrata is an ophthalmic surgeon in Columbus, Ohio and has been the President of the Eye Surgery Center of Ohio, Inc. since May 1984. He is associated with the Grant Eye and Ear Hospital of Columbus, Ohio. From 1974 to May 1984, he was a physician and partner with Eye Surgery Consultants. Dr. Utrata received his undergraduate and medical degrees from Ohio State University where he is currently a Clinical Associate Professor.

Volker D. Anhaeusser, Class II Director Nominee

     Dr. Anhaeusser has served as a director of the Company since April 2000. Dr. Anhaeusser is a resident of Karlsruhe, Germany whose specialty is corporate and business law. He is a principal member and shareholder of the German law firm of Anhaeusser, Unger, Eckl & Bergien. Dr. Anhaeusser currently serves as a director of Jordan Pharmaceuticals, Inc., iBrixx, Inc., You Smile AG, W20 AG, and Tickets/S AG. He received his masters in law degree in 1979 from Mainz University. Dr. Anhaeusser and other members of his firm affiliate with Pollet Law on legal transactions that involve European business entities and laws of various European countries.

             BUSINESS EXPERIENCE OF CLASS I AND CLASS III DIRECTORS

William C. Huddleston, Class I Director

     Mr. Huddleston has been Vice President Finance, Chief Financial Officer and Treasurer of the Company since March 1990, Secretary since March 1994, Chief Operating Officer since October 1999, and a director of the Company since August 8, 1999. Mr. Huddleston was elected by a unanimous Written Consent to Action of the Board of Directors upon the resignation of Dr. Donald R. Sanders. From November 1988 to December 1989, Mr. Huddleston was Chief Financial Officer of MRP Acquisition Corporation; from 1986 to November 1988, Mr. Huddleston was Controller of International Pharmaceutical Products, Inc.; and from 1982 to 1986, he was Vice President and Controller and a director of Paper Pak Products, Inc. Mr. Huddleston was Controller of the Green Bay Mill of American Can Company from 1979 to 1982. Prior to 1979, Mr. Huddleston was employed in various management positions with International Paper Company. Mr. Huddleston is a Certified Management Accountant and received a Master of Business Administration degree from Northeast Louisiana University and a Bachelor of Science degree in Accounting from Mississippi State University.

John R. Wolf, Chairman of the Board and Class III Director

     Mr. Wolf was elected as President and a director of the Company in October 1989, and was appointed Chairman of the Board in March 1994. Mr. Wolf served as Executive Vice President of the Company from October 1986 to October 1989 and as a Vice President of the Company from September 1983 to October 1986. From November 1980 through August 1983, Mr. Wolf was employed as an Intraocular Lens Divisional Sales Manager for Iolab Corporation, a division of Johnson & Johnson. Prior to that, he served (and continues to serve) as President of his own privately-held corporation, Iotech, Inc. Mr. Wolf is a graduate of the University of Southern California, where he received his Bachelor of Science and Master of Business Administration degrees.

Andrew F. Pollet, Esq., Class III Director

     Mr. Pollet has served as a director of the Company since September 1990. Since 1980, Mr. Pollet has been the principal of the law firm of Pollet Law, a Law Corporation, and its predecessor law firms. Mr. Pollet also serves as a director of OrcoNet.com, Inc., Cell Robotics, Inc., Page Digital Incorporated, Jordan Pharmaceuticals, Inc., and San Joaquin Chemicals. Mr. Pollet received his Juris Doctor degree from the University of San Diego School of Law, and received his Bachelor of Science and Master in Business Administration degrees from the University of Southern California.

                       MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held eight meeting(s) during the 1999 fiscal year. All directors attended 100% of the total number of meetings of the Board and the meetings of any committees on which they served.

     During fiscal year 1999, Mr. Wolf, Dr. Utrata and Mr. Pollet served on the Audit Committee, and Mr. Pollet, Dr. Utrata, and Mr. Huddleston served on the Compensation Committee, which also serves as the Stock Option Committee. The Audit Committee met one time in 1999 (in conjunction with a Board meeting) and the Compensation (Stock Option) Committee met four times in 1999.

                           COMPENSATION OF DIRECTORS

     Non-employee directors are ordinarily entitled to receive $1,000 for each Board meeting and $1,500 for each committee meeting attended. However, by agreement among the members of the Board of Directors, no cash fees will be payable to directors during the period the options described below vest.

     Mr. Andrew Pollet was granted a Non-qualified Option to purchase 60,000 shares of Common Stock subject to a condition of continued service in his capacity as a Director. These stock options vest over a period of three years, 20,000 shares per year, and have an exercise price of $6.25 per share.

     The options expire three years from September 4, 1998, the date of grant. Vested options expire one year after the date on which Mr. Pollet's service as a director is terminated. Unvested options immediately terminate in the event of the termination of Mr. Pollet's service on the Board, however, unvested options will immediately vest upon the following events: (i) termination due to the failure or refusal of the Company, without cause, to nominate Mr. Pollet for re-election to the Board; (ii) failure of the Company's stockholders to re-elect Mr. Pollet to the Board; (iii) the sale or disposition by the Company of substantially all of its business or assets;

(iv) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company; (v) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company; or (vi) the dissolution or liquidation of the Company. The Company reserves the right, in its sole discretion, to allow Mr. Pollet, upon exercising an option, to pay for the option shares by cash, stock, or the provision of a full recourse promissory note bearing interest at a rate that precludes the imposition of interest under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and secured by such security as prescribed by the Stock Option Committee. The Company has no obligation to issue registered shares, although the Company intends (but without any obligation to do so) to file a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") with respect to said option shares.

     In 1999 the Company granted Incentive Options to Messrs. Wolf and Huddleston to purchase 150,000 and 75,000 shares, respectively, subject to a condition of continued service in his capacity as Chief Executive Office and Chief Operating Officer, respectively. See, "Option & SAR Grants in the 1999 Fiscal Year".

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1999, Dr. Utrata and Messrs. Pollet and Huddleston served on the Company's Compensation Committee (which is responsible for determining executive compensation) and its Stock Option Committee (which is responsible for determining grants of stock under the Company's various stock plans to the Company's employees and/or consultants). None of these directors is an executive officer or director of any other company of which any of the other aforementioned directors is an executive officer or director.

             BENEFICIAL OWNERSHIP OF DIRECTORS AND DIRECTOR NOMINEE

     The following table sets forth, as of April 14, 2000, certain information with respect to each director and nominee for director as of such date, including the amount and nature of shares of Common Stock beneficially owned by each of them as of such date.

                                                                                Amount and Nature of
                                                         Director Since        Beneficial Ownership of
Name (1)                                     Age                                Common Stock (2)(3)           Percentage (2)(3)
------------------------------               ---         --------------        -----------------------        -----------------
John R. Wolf                                  54              1989                      885,152(4)                   6%(4)
Andrew F. Pollet, Esq.                        49              1990                      940,000(5)                  6.38%(5)
Peter J. Utrata, M.D.                         58              1987                      213,000                     1.45%
William C. Huddleston                         53              1999                      285,114(6)                  1.94%(6)
Volker D. Anhaeusser                          45              2000                       13,000                      *

______________________________

 *     Less than 1%.
(1) The business address of each person named is c/o STAAR Surgical Company, 1911 Walker Avenue, Monrovia, CA 91016.
(2) Based on 14,728,316 shares of Common Stock outstanding on the transfer records as of April 14, 2000.
(3) Calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.
(4) Includes 15,000 shares held by Iotech, Inc., a corporation owned and controlled by Mr. Wolf, and 875 shares held by Mr. Wolf as Trustee of the Iotech, Inc. Profit Sharing Plan. Also includes 80,000 shares issuable upon exercise of (i) 40,000 qualified options granted as a director incentive in connection with serving on the Board in 1997; and (ii) 40,000 qualified options granted as an incentive in connection with continued service as Chief Executive Officer.
(5) Includes 11,750 shares held by Mr. Pollet as Trustee of the Pollet & Woodbury 401(k) Pension Plan. Also includes 32,000 shares issuable upon exercise of: (i) 12,000 non-qualified options granted as a director incentive in connection with serving on the Board in 1997; and (ii) 20,000 non-qualified options granted as a director incentive in connection with serving on the Board in 1998.
(6) Includes 30,000 shares issuable upon exercise of options granted in connection with a prior employment agreement.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information concerning the executive officers of the Company.

Name                         Age                                        Position
                                       ------------------------------------------------------------------------------
John R. Wolf                 54        President, Chief Executive Officer and Chairman of the Board of Directors
William C. Huddleston        53        Vice President Finance, Chief Operating Officer, Treasurer, Secretary, Chief
                                       Operating Officer and Member of the Board of Directors
Michael J. Lloyd             51        Senior Vice President Manufacturing
Carl M. Manisco              50        Senior Vice President Sales and Marketing
Steven L. Ziemba             43        Vice President Regulatory Affairs
Thomas C. Chambers           49        Executive Vice President Marketing and Chief Technology Officer

     The executive officers of the Company are employed pursuant to employment agreements approved by the Board of Directors. See "Employment Agreements With Named Executive Officers," below.

     BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

John R. Wolf, President, Chief Executive Officer and Chairman of the Board of Directors

     See "Business Experience of Class III Director," above.

William C. Huddleston, Vice President Finance, Chief Financial Officer, Treasurer, Secretary and Chief Operating Officer

     See "Business Experience of Class I Director," above.

Michael J. Lloyd, Senior Vice President Manufacturing

     Mr. Lloyd has been Senior Vice President Manufacturing since November 1993, and Vice President Manufacturing since November 1990. He was Director of Manufacturing from April 1990 to November 1990, Manufacturing Manager from September 1987 to April 1990, and Production Supervisor from September 1986 to September 1987. Prior to 1986, Mr. Lloyd was Materials Supervisor of Sterile Products and Production Supervisor of the Assembly and Preparation Departments at Cilco, Inc. Mr. Lloyd received a Bachelor of Science degree in Business Administration from California State Polytechnic University, Pomona.

Carl M. Manisco, Senior Vice President Sales and Marketing

     Mr. Manisco has been Senior Vice President Sales and Marketing since 1992. Prior to that time, Mr. Manisco served as Vice President Sales from March 1990 and Director of Sales, Product Manager and Sales Manager since August 1983. From 1980 to 1983, Mr. Manisco served as sales representative and divisional sales trainer of Iolab Corporation. Mr. Manisco received a Business Administration degree in marketing from the University of Portland.

Steven L. Ziemba, Vice President Regulatory Affairs

     Mr. Ziemba has been Vice President Regulatory Affairs since April 1990. From July 1986 to March 1988 he was Manager of Clinical and Regulatory Affairs at Ioptex and was Sales and Marketing Consultant to Ioptex from March 1988 to April 1990. Prior to 1986, Mr. Ziemba was Manager of Clinical Research of Allergan Surgical Inc., Senior Clinical Monitor and Regulatory Analyst at Allergan Medical Optics, Inc., Document Control Supervisor at CILCO, Inc., and Standards Analyst, Associated Quality Engineer and Physical Test Technician at American Pharmaseal Laboratories. Mr. Ziemba received a Masters of Science degree in Systems Management from the University of Southern California and a Bachelor of Arts degree in Biological Sciences from California State University.

Thomas C. Chambers, Executive Vice President Marketing and Chief Technology Officer

     Mr. Chambers joined Staar Surgical Company in 1994 as Director of Research and Development. In 1999 he assumed the position of Executive Vice President Marketing and Chief Technology Officer. From 1985 to 1993 Mr. Chambers held various marketing positions in the ophthalmic device division of Iolab Corporation. Prior to 1985, Mr. Chambers was an Engineering Manager at Johnson & Johnson in both domestic and international operations. Mr. Chambers received his Bachelor of Science degree in Mechanical Engineering from Fairleigh Dickenson University and is a licensed professional engineer.

                 BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS
                            AND EXECUTIVE OFFICERS

     The following table sets forth, as of April 14, 2000, certain information with respect to the amount and nature of shares of Common Stock beneficially owned by: (i) each person (other than a person who is also a director and/or a director nominee) who is a beneficial owner of more than 5% of the Company's outstanding stock; (ii) each person (other than a person who is also a director and/or a director nominee) who is an executive officer named in the Summary Compensation Table below; and (iii) all executive officers and directors as a group. The term "executive officer" is defined as the President, Secretary, Chief Operating Officer/Treasurer, any vice-president in charge of a principal business function (such as sales, administration or finance), or any other person who performs similar policy making functions for the Company.
Information concerning the amount and nature of beneficial ownership of executive officers who are also directors and/or director nominees are disclosed in the table under that section of this Proxy Statement captioned "Beneficial Ownership of Directors and Director Nominee."

                                                                           Amount and Nature of
                                                                          Beneficial Ownership of
              Name                             Identity                     Common Stock (2)(3)           Percentage (2)(3)
-------------------------------    ----------------------------------    -------------------------    ------------------------
Carl M. Manisco (1)                Executive officer                              172,771(4)                  1.2% (4)
Michael J. Lloyd (1)               Executive officer                              174,569(5)                  1.2% (5)
Steven L. Ziemba (1)               Executive officer                              166,027(6)                  1.1% (6)
Thomas C. Chambers (1)             Executive officer                               62,500(7)                    *% (7)
Robert Fleming, Inc. (9)                                                          871,315                       5.9%
Wellington Management Co.,                                                        866,900                       5.9%
LLP (10)
                                   Directors (including nominee)
                                   and executive officers as a                  2,912,133(8)                  19.77% (8)
                                   group (9 persons)

______________________________

 *     Less than 1%.

(1) The business address of each person named is c/o STAAR Surgical Company, 1911 Walker Avenue, Monrovia, CA 91016.
(2) Based on 14,728,316 shares of Common Stock outstanding on the transfer records as of April 14, 2000.
(3) Calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d)(1), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.
(4) Includes 57,643 shares issuable upon exercise of: (i) 12,500 formula options; (ii) 1,476 options granted under prior plans; (iii) 13,667 options granted in connection with prior employment agreement; and (iv) 30,000 options granted in connection with his current employment agreement.
(5) Includes 92,500 shares issuable upon exercise of: (i) 12,500 formula options and 20,000 incentive stock options granted under the 1991 Stock Option Plan; (ii) 40,000 options granted in connection with a prior employment agreement; and (iii) 20,000 options granted in connection with his current employment agreement.

(6) Includes 132,500 shares issuable upon exercise of: (i) 12,500 formula options and 65,000 incentive stock options granted under the 1991 Stock Option Plan; (ii) 5,000 options granted in connection with a prior employment agreement; and (iii) 50,000 options granted in connection with his current employment agreement.
(7) Includes 65,000 shares issuable upon exercise of: (i) 40,000 options granted in connection with a prior employment agreement; and (ii) 25,000 options granted in connection with his current employment agreement.
(8) Includes an aggregate of 489,643 shares issuable upon exercise of options and warrants held by directors (including nominee) and executive officers of the Company.
(9)  320 Park Avenue, 11th and 12th Floor, New York, NY  10022
(10) 75 State Street, Boston, MA  02109

                             SUMMARY COMPENSATION

The following table shows the compensation paid over the past three fiscal years with respect to: (i) the Company's Chief Executive Officer as of the end of the 1999 fiscal year; (ii) the four other most highly compensated executive officers (in terms of salary and bonus) serving at the end of the 1999 fiscal year whose annual salary and bonus exceeded $100,000; and (iii) up to two additional individuals who would be in category (ii) but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year (the "Named Executive Officers"):

                                                                               Long Term Compensation
                                                                        ----------------------------------
                                     Annual Compensation                    Awards             Payouts
                                    ----------------------              --------------      --------------
                                                                              Options
                                                                              & Stock                              All Other
                                                                           Appreciation              LTIP           Compen-
                                                 Salary        Bonus           Rights              Payouts          sation
Name and Principal Position          Year          ($)          ($)           (#)(1)                 ($)              ($)
-------------------------------    -------    ------------   --------      --------------       -------------    ------------

John R. Wolf                           1999     302,307(2)                     150,000                ---               ---
Director, CEO and                      1998     200,000(2)       ---            60,000                ---               ---
President                              1997     200,000(2)       ---            60,000                ---               ---

William C. Huddleston                  1999     169,537      100,000            75,000                ---               ---
Vice President Finance, CFO,           1998     137,635      100,000               ---                ---               ---
COO and Secretary                      1997     137,635       60,000            50,000                ---               ---

Carl M. Manisco                        1999     168,262(3)       ---            15,000                ---               ---
Senior Vice President                  1998     167,249(3)       ---               ---                ---               ---
Sales and Marketing                    1997     174,853(3)       ---            50,000                ---               ---

Michael J. Lloyd                       1999     139,968        4,000            15,000                ---               ---
Senior Vice President                  1998     139,968          ---               ---                ---               ---
Manufacturing                          1997     139,968          ---               ---                ---               ---

Thomas C. Chambers                     1999     130,423        2,000               ---                ---               ---
Executive Vice President               1998     113,200       10,000            65,000                ---               ---
Marketing & Chief Technology           1997     104,269       10,000               ---                ---               ---
 Officer

______________________________
(1)  No stock appreciation rights were granted in 1996 through 1999.
(2) Does not include commissions paid to Iotech, Inc., a corporation owned by Mr. Wolf, pursuant to the terms of the Company's sales representative agreement with Iotech, Inc. These amounts were $337,000, $400,000, and $420,000 in 1999, 1998 and 1997, respectively. See "Certain Relationships and Related Transactions-Transactions

     With Management and Others" and "Report of the Compensation Committee of the Board of Directors on Executive Compensation - CEO Compensation," herein.
(3) Includes sales commission income paid to executive pursuant to the terms of executive's employment agreement. These amounts were $62,836, $62,249 and $73,892 in 1999, 1998 and 1997, respectively.

                             THE 1999 FISCAL YEAR

The following table provides certain information with respect to individual grants of stock options and/or stock appreciation rights in the 1999 fiscal year to each of the Named Executive Officers:

                                                                                             Potential Realizable Value at
                                                                                             Assumed Annual Rates of Stock
                                                                                             Price Appreciation for Option
                                                   Individual Grants                                    Term (1)
                           ---------------------------------------------------------------   -----------------------------
                                                 % of Total
                                                Options/SARs        Exercise
                              Options/           Granted to         Price Per
                            SARs Granted        Employee in           Share     Expiration          5%             10%
Name                           (#)(2)         Fiscal Year (3)          ($)         Date             ($)             ($)
----------------------    ----------------    ----------------    ----------   ----------      ------------    ----------
John R. Wolf                    150,000                      33%       10.63     6/15/2009       1,002,772       2,541,222
William C. Huddleston            75,000                      17%       10.63     6/15/2009         501,386       1,270,611
Carl M. Manisco                  15,000                       3%       10.63     6/15/2009         100,277         254,122
Michael J. Lloyd                 15,000                       3%       10.63     6/15/2009         100,277         254,122
Steven L. Ziemba                 15,000                       3%       10.63     6/15/2009         100,277         254,122
Thomas C. Chambers                  ---                     ---          ---           ---             ---             ---

__________________________
(1) The potential realizable dollar value of any given option is the difference between (i) the fair market value of the stock underlying such option as of the date of grant, adjusted to reflect hypothetical 5% and 10% annual growth rates {simple interest} from the date of grant of such option until the expiration date of such option, and (ii) the exercise price for such option. The 5% and 10% are hypothetical growth rates prescribed by the SEC for illustration purposes only and are not a forecast or prediction as to future stock prices. The actual amount that a Named Executive Officer may realize will depend on various factors on the date the option is exercised, so there is no assurance that the value realized by a Named Executive Officer will be at or near the value set forth above in the chart.
(2) No SARs were granted to the Named Executive Officers in the 1999 fiscal year.
(3) The numerator in calculating this percentage includes options granted to each Named Executive Officer in his capacity both as an officer (employee) and, if applicable, as a director. The denominator in calculating this percentage is 453,000, which represents options granted to all of the employees of the Company, including the Named Executive Officers, which includes, if applicable, grants of options attributable to them in their capacities as directors.

              OPTION & SAR EXERCISES IN THE 1999 FISCAL YEAR AND
                    OPTIONS & SARS AT 1999 FISCAL YEAR END

    The following table provides certain information with respect to the Named Executive Officers concerning: (i) options exercised in fiscal year 1999; and
(ii) the number and value of unexercised options as of the 1999 fiscal year end:

                                                                  Number of
                                                                 Unexercised          Value of
                                    Shares                      Options/SARs        Unexercised
                                   Acquired         Value       at FY-End (#)(1)  In-The-Money
                                  On Exercise      Realized     Exercisable/      Options/SARs at
Name                                (#)(1)          ($)(2)      Unexercisable     FY-End ($)(1)(3)
                                  -----------       -------     ----------------  ----------------

John R. Wolf                          37,500        435,938     80,000/170,000    $280,000/$70,000
William C. Huddleston                    ---            ---      30,000/75,000    $     105,000/$0
Carl M. Manisco                        2,445         21,540      57,643/15,000    $     332,117/$0
Michael J. Lloyd                      70,000        233,125      92,500/15,000    $     430,625/$0
Steven L. Ziemba                         ---            ---     132,500/15,000    $     605,250/$0
Thomas C. Chambers                       ---            ---           65,000/0    $     227,500/$0

__________________________
(1) No SARs were exercised by any Named Executive Officer in 1999, nor did any Named Executive Officer hold any unexercised SARs at the end of the 1999 fiscal year.
(2) The dollar amount shown represents the difference between the fair market value of the Common Stock underlying the options as of the date of exercise and the option exercise price.
(3) The dollar value provided represents the cumulative difference in the fair market value of the Common Stock underlying all in-the-money options as of the last day of the 1999 fiscal year and the exercise prices for such options. Options are "in-the-money" if the fair market value of the underlying Common Stock as of the last day of the 1999 fiscal year exceeds the exercise price of such options. The fair market value of the Common Stock for purposes of this calculation is $9.75, based upon the closing price for the Company's stock as quoted on the Nasdaq National Market on December 31, 1999, the last day of the Company's 1999 fiscal year.

              EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

John R. Wolf, President, Chief Executive Officer and Chairman of the Board of Directors

     See "Report of the Compensation Committee of the Board of Directors on Executive Compensation - CEO Compensation," below.

William C. Huddleston, Vice President Finance, Chief Financial Officer, Treasurer, Secretary and Chief Operating Officer

     See "Report of Compensation Committee of the Board of Directors on Executive Compensation - COO Compensation" below.

     The current annual base compensation of Executives Messrs. Manisco, Lloyd, Ziemba and Chambers under their respective employment agreements is $105,000, $139,967, $130,639, and $175,000 respectively. Annual base compensation for each of these executives under their respective employment agreements may be increased on an annual basis at the discretion of the Board of Directors.

     Each of the executives is required to devote his entire productive time to the performance of his executive obligations. The employment agreements may be terminated by the Company for cause or due to the disability of the executive. The employment agreements may be terminated by the executive for cause, upon 180 days prior notice without cause, or in the event of, among other things, the demotion of the executive, or any of the following events (unless the executive votes in favor of such event as a director or stockholder): (i) the sale or disposition by the Company of substantially all of its business or assets; (ii) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company; (iii) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest; or (iv) the dissolution or liquidation of the Company.

     Each of Messrs. Manisco's, Lloyds's, Ziemba's and Chambers' respective employment agreements provide that the Company shall pay such executive severance pay in an amount equal to two years' base salary in the event any of the following events occur and the Company or the executive terminates his employment as a result of such event: (i) the sale or disposition by the Company of substantially all of its business or assets; (ii) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest (defined as 50% or more of the Common Stock) in the Company; or (iii) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company. Under their respective employment agreements Messrs. Manisco, Lloyd, Ziemba and Chambers are provided with medical and dental insurance, disability insurance, and life insurance.

     As additional compensation Mr. Manisco is entitled under his employment agreement to commissions equal to one-quarter of one percent of domestic sales. As part of their initial employment agreement Messrs. Manisco, Lloyd, and Ziemba received incentive stock options under the 1991 Stock Option Plan to purchase 35,000, 35,000 and 40,000 shares, respectively, of the Common Stock at $4.75 (the then trading price of the Common Stock at the time of grant).

     These stock options are fully vested and expire ten years following the grant date, except that vested options expire earlier in the following circumstances: (i) immediately upon the date of termination in the event of the termination of an optionee's employment by the Company for cause; (ii) three months following the date of termination if such termination is without cause by the Company; and (iii) one year after date of death of the optionee. Unvested options immediately terminate in the event of the termination of an optionee's employment, with the exception of the following events, in which case the options immediately vest: (i) the termination of the optionee's employment if such termination is made by the Company and is without cause; (ii) the termination of the optionee's employment if such termination is made by the optionee and is for cause; (iii) the future sale or disposition by the Company of substantially all of its business or assets; (iv) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company; (v) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company; or (vi) the dissolution or liquidation of the Company. Should an executive exercise an option, the Company reserves the right, in its sole discretion, to allow the executive to pay for the option shares by cash, stock, or the provision of a full recourse promissory note, bearing interest at a rate that precludes the imposition of interest under the Internal Revenue Code, and secured by such security as prescribed by the Stock Option Committee.

     In September 1996, in connection with the extension of their respective employment agreements Messrs. Manisco, Ziemba, and Lloyd, the Company agreed to grant non-qualified stock options to Messrs. Manisco, Ziemba, and Lloyd to purchase 50,000 shares each of Common Stock at $12.50 per share (the then trading price of the Common Stock). As part of Mr. Chambers' initial employment agreement, the Company granted non-incentive stock options under the 1996 STAAR Surgical Company Employee Non-Qualified Stock Option Plan to purchase 50,000 shares of Common Stock at $12.50 per share (the then trading price of the Company stock). In September 1998, as an incentive to Messrs. Manisco, Lloyd, Ziemba and Chambers to continue rendering services to the Company, the parties cancelled the non-qualified options granted pursuant to their respective employment agreements and the Company granted incentive stock options to purchase 50,000 shares each of Common Stock to Messrs. Manisco, Lloyd, and Ziemba and 25,000 shares of Common Stock to Mr. Chambers all with an exercise price of $6.25 per share (the then trading price of the Common Stock).

     The stock options for Messrs. Manisco, Lloyd, Ziemba and Chambers are fully vested and expire ten years following the date of grant, if unexercised, except that vested options expire earlier in the following circumstances: (i) immediately upon the date of termination in the event of the termination of an optionee's employment by the Company for cause; (ii) three months following the date of termination if such termination is without cause by the Company; and
(iii) one year after date of death of the optionee. Unvested options immediately terminate in the event of the termination of an optionee's employment, with the exception of the following events, in which case the options immediately vest: (i) the termination of the optionee's employment if such termination is made by the Company and is without cause; (ii) the termination of the optionee's employment if such termination is made by the optionee and is for cause; (iii) the future sale or disposition by the Company of substantially all of its business or assets; (iv) the sale of the capital stock of the Company in connection with the sale or transfer of a controlling interest in the Company; (v) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company; or (vi) the dissolution or liquidation of the Company. The Company reserves the right, in its sole discretion, to allow the executive to pay for the option shares, upon exercise, by cash, stock, or the provision of a full recourse promissory note bearing interest at a rate that precludes the imposition of interest under the Internal Revenue Code and which is secured by such security as prescribed by the Stock Option Committee.

     Messrs. Manisco, Lloyd, Ziemba, and Chambers have each covenanted, pursuant to the terms of their employment agreements, that they shall not, for a period of one year following the termination of their employment or services, compete with the Company within certain specified geographic areas, or solicit the Company's employees or customers. In addition, these executives have covenanted to return all proprietary information to the Company following the termination of their respective employment agreements, and to not disclose any confidential information of the Company.

     On June 15, 1999, the Company granted stock options under the 1998 STAAR Surgical Stock Plan to Messrs. Manisco, Ziemba and Lloyd to each purchase 15,000 shares of Common Stock at $10.63 per share (the then trading price of the Common Stock). These stock options vest equally over a period of three years and expire ten years following the grant date, if unexercised, except that vested options expire earlier in the following circumstances: (i) immediately upon the date of termination in the event of the termination of an optionee's employment by the Company for cause; (ii) three months following the date of termination if such termination is without cause by the Company; and (iii) one year after date of death of the optionee. Unvested options immediately terminate in the event of the termination of an optionee's employment, with the exception of the following events, in which case the options immediately vest: (i) the termination of the optionee's employment if such termination is made by the Company and is without cause; (ii) the termination of the optionee's employment if such termination is made by the optionee and is for cause; (iii) the future sale or disposition by the Company of substantially all of its business or assets; (iv) the sale of the capital stock of the

Company in connection with the sale or transfer of a controlling interest in the Company; (v) the merger or consolidation of the Company with another corporation as part of a sale or transfer of a controlling interest in the Company; or (vi) the dissolution or liquidation of the Company. The Company reserves the right, in its sole discretion, to allow the executive to pay for the option shares, upon exercise, by cash, stock, or the provision of a full recourse promissory note bearing interest at a rate that precludes the imposition of interest under the Internal Revenue Code and which is secured by such security as prescribed by the Stock Option Committee.

                 REPORT OF THE COMPENSATION COMMITTEE OF THE
                 BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The following is the report from the Compensation Committee of the Board of Directors, comprised of the Company's two non-employee members, Dr. Utrata and Mr. Pollet, and Mr. Huddleston. The Compensation Committee also serves as the Stock Option Committee under the Company's various stock plans. This report discusses the compensation policies for executive officers in general and the Committee's rationale for compensation paid to the Chief Executive Officer and the Chief Operating Officer in particular.

                     REPORT OF THE COMPENSATION COMMITTEE

     General. The Company's executive compensation program is designed to align stockholder's interests with business strategy, Company values and management initiatives. It is based upon the following four objectives: (i) to link the interests of management with those of stockholders by encouraging stock ownership in the Company; (ii) to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive with the industry; (iii) to reward individual results by recognizing performance through salary, annual cash incentives and long-term stock based incentives; and (iv) to manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully. Executive officers' compensation includes base salary, bonuses based on annual performance, and long-term stock ownership plans. In general, the Company's practice in determining compensation is for management to make a recommendation to the Compensation Committee, which, in turn, will evaluate such recommendation and make its own recommendation to the Board for its determination. The Compensation Committee, however, makes the final determination with respect to grants under the Company's various stock plans.

     Base Compensation. The present base compensation of the Company's executive officers is based upon the amounts set forth in their respective employment agreements which range, in term, from three to six years. The initial amount of base salary paid to executive officers under their employment agreements was the amount, as determined by the Committee at such time, to be necessary to attract and retain quality executives. Certain executive officers also receive commissions based upon sales. The Committee believes that the amount of base salary paid to its executive officers is consistent with that generally paid in the industry.

     Pursuant to the terms of their employment agreements, base salary for the Company's executives is reviewed on an annual basis by the Compensation Committee. The Compensation Committee's philosophy toward increasing base salary is to offer moderate increases from present levels, thereby maintaining base salaries on a basis consistent with what the Compensation Committee believes is paid in the industry.

     Annual Cash Bonuses. The Compensation Committee, in its sole discretion, approves the payment of bonuses from time to time to the Company's employees, including its executive officers, as a medium-term incentive to influence employees to be productive over the course of each fiscal year. The determination of which executive officers should receive a bonus, and what the amount of the bonus should be, is based upon a subjective analysis of the executive's level of responsibility, performance of duties, and contribution toward the success of the Company, and also takes into consideration other types and amounts of performance based compensation paid to them, such as commissions. In 1999, the Compensation Committee awarded bonuses of $100,000, $4,000 and $2,000 to Messrs. Huddleston, Lloyd and Chambers, respectively.

     Long-term Stock Ownership Plans. The Company has two active stock plans in place which it generally uses to grant stock or options to purchase stock to its employees as long-term incentives, namely, its 1996 Non-Qualified Stock Option Plan and the 1998 Staar Surgical Company Stock Plan, approved by the stockholders of the Company in 1998. (There are also certain prior stock option plans in place, however, the Company is not actively granting stock or options under these plans because all shares attributed to these plans have been issued or are reserved for issuance.) The 1996 Non-Qualified Stock Option Plan affords the Company the ability to make stock grants and to grant non-qualified stock options to the Company's officers and employees. The Company replaced non-qualified stock options granted in 1996 to Messrs. Wolf and Huddleston with qualified-incentive stock options for the purchase of 60,000 shares to Mr. Wolf; and 50,000 shares to Mr. Huddleston. The exercise price for the options is $6.25 per share. The 1998 Stock Option Plan affords the Company the ability to make stock grants and to grant incentive stock options, non-qualified stock options, accelerated stock options, and tandem stock options to, among others, the Company's officers and employees.

     The Compensation Committee's objective is to grant stock or options to purchase stock under its various stock plans subject to vesting conditions based on continued employment. These vesting requirements are intended to create a more productive workforce by: (i) acting as an inducement for long-term employment with the Company, thereby lending stability to the Company's employee base; and (ii) encouraging more long-term productivity by the Company's employees as they see their efforts translate into greater share value.

Compensation for Chief Executive Officer. On August 31, 1999 the Board of Directors approved the recommendation of its Compensation Committee for the negotiation of a new employment contract with Mr. Wolf. The agreement which began on October 1, 1999 and ends on September 30, 2005 provides for a six-year term. Mr. Wolf's base salary shall increase to $400,000 with an annual bonus for each year Mr. Wolf meets or exceeds his required performance standards and goals. Under the agreement the Company shall be required to pay the premium on a $1,000,000 term life insurance policy for the benefit of Mr. Wolf's surviving heirs should Mr. Wolf die while an employee of the Company. Mr. Wolf is also entitled to six weeks vacation and a monthly automobile allowance of $1,000.
The agreement calls for a cost of living adjustment beginning January 1, 2000 to maintain Mr. Wolf's compensation at a level consistent with that of similarly situated executive officers. In the event Mr. Wolf's employment is terminated due to a change in control, termination by the Company without cause or termination by Mr. Wolf for cause, Mr. Wolf shall receive a minimum lump sum payment of $1,000,000. The agreement provides for the forgiveness of all loans owed by Mr. Wolf to the Company upon certain specific events. As part of the agreement and as a further incentive for the new agreement, Mr. Wolf's wholly owned corporation, Iotech, Inc., which pursuant to a Sales Representative Agreement between Iotech, Inc. and the Company dating back to Mr. Wolf's original association with the Company, had been receiving a 1% override sales commission. Effective as of July 21, 1999 the agreement between the Company and Iotech, Inc. was terminated. Iotech, Inc. agreed as consideration of the relinquishment of its rights under the Sales

Agreement to accept a lump-sum payment of $1,350,000, discounted to present value by 8% for a total payment of $1,250,000. On April 13, 2000 the Company and Mr. Wolf entered into a buy-sell agreement where upon the death of Mr. Wolf, the Company will purchase $5.5 million of Common Stock owned by Mr. Wolf at the Common Stock's closing price upon his death. The buy-sell agreement is funded by a Company paid life insurance policy for Mr. Wolf. The Company believes the override commission, the terms of the employment agreement, and the terms of the buy-sell agreement are competitive and necessary to attract and retain key executives. See "Certain Relationships and Related Transactions - Transactions With Management and Others," herein.

     Compensation for Chief Operating Officer. On August 31, 1999 the Board of Directors approved the recommendation of its Compensation Committee for the negotiation of a new employment contract with Mr. Huddleston. The agreement which began on October 1, 1999 and ends on September 30, 2005 provides for a six-year term. Mr. Huddleston's base salary shall increase to $200,000 with an annual bonus for each year Mr. Huddleston meets or exceeds his required performance standards and goals. Under the agreement the Company shall be required to pay the premium on a $1,000,000 term life insurance policy for the benefit of Mr. Huddleston's surviving heirs should Mr. Huddleston die while an employee of the Company. Mr. Huddleston is also entitled to five weeks vacation and a monthly automobile allowance of $750. The agreement calls for a cost of living adjustment beginning 1/1/00 to maintain Mr. Huddleston's compensation at a level consistent with that of similarly situated executive officers. In the event Mr. Huddleston's employment is terminated due to a change in control, termination by the Company without cause or termination by Mr. Huddleston for cause, Mr. Huddleston shall receive a minimum lump sum payment of $1,000,000. The agreement provides for the forgiveness of all loans owed by Mr. Huddleston to the Company upon certain specific events. The Company believes such terms are competitive and necessary to attract and retain key executives.

     Policy under (S)162(m) of the Internal Revenue Code. The Compensation Committee has not formulated a policy in qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code, and does not foresee the necessity of doing so in the near future. Should limitations on the deductibility of compensation become a material issue, the Compensation Committee will, at such time, determine whether such a policy should be implemented, either in general or with respect to specific transactions.

                          The Compensation Committee

                             William C. Huddleston

                             Peter J. Utrata, M.D.

                            Andrew F. Pollet, Esq.

                            STOCK PERFORMANCE GRAPH

Set forth below is a line graph, assuming an initial investment of $100 on December 30, 1994, comparing the yearly percentage change in the cumulative total stockholder return for the last six fiscal years of the Common Stock relative to the cumulative total stockholder return for the same time period of:
(i) United States and foreign companies listed on the Nasdaq Stock Market (the "Nasdaq Index"); and (ii) United States and foreign companies listed on the Nasdaq Stock Market (the "Peer Index") which operate in the surgical, medical and dental instrument and supply industries (based upon Standard Industrial Classification {"SIC"} codes in the range of 3840 through 3849; the Company's SIC code is 3845). The Nasdaq Index and the Peer Index were prepared by the Center for Research in Security Prices of the University of Chicago's Graduate School of Business.

                       [PERFORMANCE CHART APPEARS HERE]

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG STAAR SURGICAL COMPANY,
                     NASDAQ STOCK MARKET (US &

                        PERFORMANCE GRAPH APPEARS HERE

                             STAAR             NASDAQ
Measurement Period           SURGICAL          STOCK        NASDAQ
(Fiscal Year Covered)        COMPANY           MARKET       STOCKS
---------------------        ---------------   ---------    ----------
Measurement Pt-12/94         $100.00           $100.00      $100.00
FYE 12/95                    $119.4            $140.4       $151.8
FYE 12/96                    $147.2            $171.8       $142.1
FYE 12/97                    $191.0            $209.8       $162.8
FYE 12/98                    $ 86.8            $290.6       $182.4
FYE 12/99                    $108.3            $546.1       $220.6

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Management and Others

     Mr. John R. Wolf, the President, Chief Executive Officer and Chairman of the Board of the Company, owns and is President of Iotech, Inc. ("Iotech"), which had been paid an override sales commission of up to one percent (1%) with respect to sales of the Company's products pursuant to the terms of a 1983 Sales Representative Agreement with Iotech. This agreement was terminated in 1999 in conjunction with the negotiation of Mr. Wolf's new employment agreement. Prior to the termination of this Agreement, the Company paid Iotech $337,000 in commissions during the 1999 fiscal year. See "Report of Compensation Committee" above.

     Mr. Andrew F. Pollet, a director of the Company, is the managing officer and principal stockholder of Pollet Law, a California Corporation. During 1999, the Company paid Pollet Law approximately $247,000 in legal fees, costs and expense reimbursements. It is anticipated that Pollet Law will continue to render legal services to the Company.

Indebtedness of Management and Others to the Company

     As of January 1, 2000, Mr. William C. Huddleston, Vice President Finance, Chief Financial Officer, and Chief Operating Officer of the Company, was indebted to the Company in the amount of $659,060, which represented the highest balance (excluding accrued interest) of Mr. Huddleston's indebtedness to the Company for the 1999 fiscal year. This indebtedness arose from full recourse promissory notes given by Mr. Huddleston to the Company in connection with Mr. Huddleston's exercise of: (i) options and warrants to purchase 99,644 shares of Common Stock in February 1991; (ii) warrants to purchase 16,667 shares of Common Stock in July 1992; (iii) warrants to purchase 12,500 shares of Common Stock in March 1993; and (iv) options to purchase 85,000 shares of the Company's Common Stock in September 1998. The recourse promissory notes executed in February 1991, July 1992 and March 1993 are in the original principal amounts of $119,185, $80,000, and $28,000, originally bearing interest at the rates of 7%, 9% and 4%, respectively, and were originally payable on February 28, 1994, March 29, 1995, and February 28, 1994, respectively. Payment of each of these notes is secured by shares of Common Stock held as collateral by Pollet Law as the pledgeholder. In October 1993, the Board authorized the extension of the payment date for each of these promissory notes to April 1997, and reduced the interest rate to approximately 4%, the lowest rate then allowed by the Internal Revenue Service. In April 1997, the Board authorized a further extension of the payment dates to April 2000.

     On September 14, 1998 Mr. Huddleston exercised 85,000 options to purchase the Company's Common Stock by executing a full recourse promissory note in favor of the Company in the original principal amount of $461,875. Payment of the promissory note is secured by the 155,000 exercised option shares of Common Stock, pursuant to the terms of a Stock Pledge Agreement executed by Mr. Huddleston. The promissory note was due to be paid in full on September 4, 2003. The note bears interest at the lowest rate allowable by the Internal Revenue Service.

     As of January 1, 2000, Mr. Andrew F. Pollet, a director of the Company, was indebted to the Company in the amount of $1,721,170, which represented the highest balance (excluding accrued interest) of Mr. Pollet's indebtedness to the Company for the 1999 fiscal year. This indebtedness arose from full recourse promissory notes given by Mr. Pollet to the Company on May 26, 1992, in connection with Mr. Pollet's exercise of warrants to purchase 244,445 shares of Common Stock and on September 4, 1998, in connection with Mr. Pollet's exercise of options to purchase 204,000 shares of Common Stock. The principal amounts of the promissory notes are

$733,335 and $987,835, respectively. The note in the amount of $733,335, originally bearing interest at the rate of 5%, was originally payable on May 31, 1995. In October 1993, the Board authorized the extension of the payment date to April 1997, and reduced the interest rate to approximately 4%, the lowest rate then allowed by the Internal Revenue Service. In April 1997, the Board authorized the further extension of the payment date to April 2000. Payment of this promissory note is secured by real property.

     The September 1998 promissory note was due to be paid in full on September 4, 2003 and bears interest at the lowest rate allowable by the Internal Revenue Service. Payment of the promissory note is secured with shares of Common Stock, pursuant to the terms of a Stock Pledge Agreement executed by Mr. Pollet.

     As of January 1, 2000, Dr. Peter Utrata, a director of the Company, was indebted to the Company in the amount of $1,233,125, which represented the highest balance (excluding accrued interest) of Dr. Utrata's indebtedness to the Company for the 1999 fiscal year. This indebtedness arose from a full recourse promissory note given by Dr. Utrata to the Company on November 11, 1999. The promissory note was due to be paid in full on November 10, 2002. The note bears interest at the lowest rate allowable by the Internal Revenue Service.

     As an incentive in connection with their continued service as members of the Company's Board, in March 2000, by unanimous written resolution, the Board authorized the extension of all promissory notes made in favor of the Company, by its directors, for the duration of each member's continued service to the Company as a member of its Board.

     As of January 1, 2000, Mr. Carl Manisco, Senior Vice President Sales and Marketing, was indebted to the Company in the amount of $511,563, which represented the highest balance (excluding accrued interest) of Mr. Manisco's indebtedness to the Company for the 1999 fiscal year. This indebtedness arose from a full recourse promissory note executed by Mr. Manisco in favor of the Company on September 4, 1998 for the exercise of 92,500 options for the Company's Common Stock. Repayment of the promissory note is secured by the 92,500 exercised option shares of Common Stock, pursuant to the terms of a Stock Pledge Agreement executed by Mr. Manisco. The promissory note is due to be paid in full on September 4, 2003. The note bears interest at the lowest rate allowable by the Internal Revenue Service.

     As of January 1, 2000, Mr. Michael J. Lloyd, Senior Vice President Manufacturing of the Company, was indebted to the Company in the amount of $405,625, which represented the highest balance (excluding accrued interest) of Mr. Lloyd's indebtedness to the Company for the 1999 fiscal year. This indebtedness arose from a full recourse promissory note executed by Mr. Lloyd in favor of the Company on September 4, 1998 for the exercise of 70,000 options for the Company's Common Stock. Repayment of the promissory note is secured by the 70,000 exercised options shares of Common Stock, pursuant to the terms of a Stock Pledge Agreement executed by Mr. Lloyd. The promissory note is due to be paid in full on September 4, 2003. The note bears interest at the lowest rate allowable by the Internal Revenue Service.

              COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT

  Section 16(a) of the Securities Act requires the Company's respective directors, executive officers and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and Nasdaq. Directors, executive officers and persons who own more than 10% of the Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, the Company believes that during its 1999 fiscal year the Company's respective directors, executive officers and persons who own more than 10% of the Common Stock complied with all Section 16(a) filing requirements.

                             OVERVIEW OF PROPOSAL

     This Proxy Statement contains one proposal requiring stockholder action. The Proposal relates to the election of two directors to fill the two three-year Class II director positions which expires at the 2003 Annual Meeting of Stockholders. The proposal is discussed in more detail below.

                                   PROPOSAL

                             ELECTION OF DIRECTORS

     Two Class II directors are to be elected as directors on the Company's Board of Directors at the Annual Meeting, and to hold office for a three-year term until the Annual Meeting of Stockholders to be held in the year 2003, and until their successors are elected and qualified. The Board of Directors has nominated Drs. Peter J. Utrata and Volker D. Anhaeusser, the two presently serving Class II Directors for re-election as the two Class II directors. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for Drs. Peter J. Utrata and Volker D. Anhaeusser. If such nominee should be unable or unwilling to serve, the discretionary authority provided in the proxy will be exercised to vote for substitute nominees designated by management. The Board of Directors has no reason to believe that any substitute nominee will be required.

     The nominees receiving the highest number of votes will be elected as the two Class II directors. The proxies cannot be voted for more than two nominees. Stockholders wishing to nominate a Class II director for election at the Annual Meeting may do so by delivering to the Secretary of the Company, no later than fourteen (14) days before the Annual Meeting, a notice setting forth: (i) the name, age, business address and, if known, residence address of the nominee proposed in such notice; (ii) the principal occupation or employment of such nominee; and (iii) the number of shares of stock of the Company which are beneficially owned by such nominee. No person may be elected as a Class II director unless he or she has been nominated by a stockholder in the manner just described or by the Board of Directors.

     No proxies are sought with respect to the election of the presently serving Class I director (Mr. William C. Huddleston) or Class III directors (Messrs. John R. Wolf and Andrew F. Pollet), as the three-year terms of these classes of directors do not expire until the Annual Meetings of Stockholders to be held in 2002 and 2001, respectively.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF DRS. PETER
J. UTRATA AND VOLKER D. ANHAEUSSER AS THE TWO CLASS II DIRECTORS FOR THE COMPANY. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

     The Audit Committee of the Board has not yet met in order to select the Company's auditors for its 2000 fiscal year. BDO Seidman LLP served as the Company's auditors for the 1999 fiscal year. The Company does expect a representative of BDO Seidman LLP to be present at the meeting.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Proposals of stockholders of the Company intended to be presented for consideration at the 2001 Annual Meeting of the Stockholders of the Company must be received by the Company at its principal executive offices on or before December 1, 2000, in order to be included in the Company's proxy statement and form of proxy relating to the 2001 Annual Meeting of Stockholders. In addition, any shareholder proposal that is not submitted for inclusion in the proxy statement and form of proxy relating to the 2001 Annual Meeting of Stockholders, but is instead sought to be presented directly to the stockholders at the 2001 Annual Meeting, management will be able to vote proxies in its discretion if the Company either (i) receives notice of the proposal before the close of business on February 16, 2001 and advises stockholders in the proxy statement for the 2001 Annual Meeting about the nature of the proposal and how management intends to vote on the proposal, or (ii) does not receive notice of the proposal before the close of business on February 16, 2001.

                         TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of the Company is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholder that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.

--------------------------------------------------------------------------------
                            STAAR SURGICAL COMPANY                         PROXY


          This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 31, 2000


     This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted as set forth in the proxy statement FOR the election of the Directors.

     The stockholder(s) represented herein appoint(s) William C. Huddleston and John R. Wolf, or any of them, proxies with the power of substitution to vote all shares of Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of Staar Surgical Company to be held at the FourPoints by Sheraton, formerly Wyndham Garden Hotel, 700 West Huntington Drive, Monrovia, CA, on May 31, 2000 at 10:00 a.m., and in any adjournment or postponement thereof as specified in this proxy.

                        (To Be Signed on Reverse Side.)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                             STAAR SURGICAL COMPANY

                                 May 31, 2000


                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
[X]  Please mark your
     votes as in this
     example


             The Board of Directors recommends a vote FOR Item 1. and 2.

                       FOR                WITHHELD
1.  To elect two       [_]                  [_]             Nominee:  Peter J. Utrata      In their discretion proxies are entitled
    directors to fill                                                                      to vote upon such other matters as
    the two Class II                                                                       may properly come before the meeting,
    director positions on the Board                                                         or any adjournment thereof.
    of Directors of the Company which
    expires at the end of the 2000
    Annual Meeting of Stockholders,
    with such Class II Directors to
    serve until the Annual Meeting of
    Stockholders to be held in the
    year 2003.


                       FOR                WITHHELD
2.  To elect two       [_]                  [_]             Nominee:  Volker D. Anhaeusser
    directors to fill
    the two Class II
    director positions on the Board
    of Directors of the Company which
    expires at the end of the 2000
    Annual Meeting of Stockholders,
    with such Class II Directors to
    serve until the Annual Meeting of
    Stockholders to be held in the
    year 2003.
                                                            PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN
                                                            -------------------------------------------------------------
                                                            THE ENCLOSED ENVELOPE
                                                            ---------------------

                                                                        Check if you intend to attend the meeting in person. [_]

                                                                                                      Change of Address      [_]
                                                                                                      Please Note Below

                                                                        Change of Address
                                                                        ________________________________
                                                                        ________________________________
                                                                        ________________________________



Signature __________________________________  Date______________  Signature __________________________________  Date______________

NOTE:  Please sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer.  Executors, Administrators, Trustee, etc. should so indicate their status when signing.